Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #21-14 International Plaza Singapore, 079903 Email: contact@onestop-audit.com Website:www.onestop-audit.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of our report dated August 29, 2025 in this Registration Statement on Form F-1, under the Securities Act of 1933, with respect to the consolidated statements of financial position of Neutrans Inc. and its Subsidiaries (collectively referred to as the “Group”) as of March 31, 2025 and 2024, and the related consolidated statements of profit or loss and other comprehensive income, changes in shareholders’ equity and cash flows for each of the two years in period ended March 31, 2025 and 2024, and the related notes (collectively referred to as the “consolidated financial statements”).

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Onestop Assurance PAC

Onestop Assurance PAC
Singapore

October 7, 2025